Exhibit (a)(1)(iv)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

TRANSCEND SERVICES, INC.

at

$29.50 Net Per Share

by

TOWNSEND MERGER CORPORATION

a wholly owned subsidiary

of

NUANCE COMMUNICATIONS, INC.

March 20, 2012

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Townsend Merger Corporation, a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Nuance Communications, Inc., a Delaware corporation (“Nuance”), is making an offer to purchase all outstanding shares of common stock, par value $0.05 per share (the “Shares”), of Townsend Services, Inc., a Delaware corporation (the “Company”), at a price of $29.50 per Share, net to the holders thereof in cash without interest (the “Offer Price”), and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 20, 2012 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements hereto and thereto, collectively constitute the “Offer”). The Offer is being made in connection with the Agreement and Plan of Merger, dated March 6, 2012, by and among Nuance, the Purchaser and the Company (as may be amended, modified or supplemented from time to time, the “Merger Agreement”).

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Offer to Purchase, dated March 20, 2012;

2. Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients to tender Shares;

3. Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Shares and all other required documents cannot be delivered to Computershare Inc., the depositary for the Offer (the “Depositary”), on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

6. The Company’s Solicitation/Recommendation Statement on Schedule 14D-9; and

7. Return envelope addressed to the Depositary.

YOUR PROMPT ACTION IS REQUIRED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MONDAY, APRIL 16, 2012, UNLESS THE OFFER IS EXTENDED.

The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than Georgeson Inc. (the “Information Agent”) or the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. However, upon request, the Purchaser will reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their clients. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

For Shares to be properly tendered pursuant to the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, must be received by the Depositary by 12:00 Midnight, New York City time, at the end of the day on Monday, April 16, 2012, unless the Offer is extended.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the Information Agent at the address and telephone number set forth on the back cover of the Offer to Purchase.

Very truly yours,

NUANCE COMMUNICATIONS, INC.

TOWNSEND MERGER CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE PURCHASER, NUANCE, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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